POPULAR, INC.

San Juan, Puerto Rico

Número
[redacted]
Number

Núm. del Accionista
[redacted]
Stockholder No.

Incorporado bajo las leyes del Estado Libre Asociado de Puerto Rico
Incorporated under the laws of the Commonwealth of Puerto Rico

ESTE CERTIFICADO ES TRANSFERIBLE EN SAN JUAN, PUERTO RICO
THIS CERTIFICATE IS TRANSFERABLE IN SAN JUAN, PUERTO RICO

Acciones Comunes
[redacted]
Common Shares

CUSIP 733174700

Certificamos que la(s) persona(s) o entidad(es) que se indica(n) a continuación, a saber:
This is to certify that the person(s) or entity(ies) who is (are) mentioned below, to wit:

es (son) dueño(s) de
is (are) the owner(s) of

acción(es) común(es), de un valor par de $0.01 cada una, del capital social de POPULAR, INC.
common shares, of a par value of $0.01 each, of the capital stock of POPULAR, INC.

Transferibles solamente en los libros de la Corporación personalmente por el poseedor por su apoderado legalmente autorizado, mediante la entrega de este Certificado debidamente endosado.

Transferable only on the books of the Corporation personally by the holder hereof or by his duly authorized attorney upon surrender of this Certificate properly endorsed.

EN TESTIMONIO DE LO CUAL aparecen el facsímile del sello de la Corporación y el facsímile de las firmas de sus oficiales autorizados.
IN WITNESS WHEREOF, the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Countersigned and Registered:
Banco Popular de Puerto Rico
TRANSFER AGENT AND REGISTRAR

By:

Authorized Signature

POPULAR, INC.
1984
ESTADO LIBRE ASOCIADO DE P.R.

President/Presidente

Secretary/Secretario